UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2016

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code         (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On July 8, 2016, Ramco-Gershenson Properties Trust (the "Registrant"), through its majority-owned operating partnership subsidiary Ramco-Gershenson Properties, L.P. (the "Operating Partnership") entered into agreements with AIG Asset Management (U.S.), LLC and Teachers Insurance and Annuity Association of America to issue $75.0 million of senior unsecured notes in a private placement.  The financings will consist of two $37.5 million notes, each with 12-year terms priced at a fixed interest rate of 3.64%. The sale of these notes is expected to close on November 30, 2016.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of
Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

99.1 Press release of Ramco-Gershenson Properties Trust dated July 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	July 14, 2016	by:/s/ GEOFFREY BEDROSIAN
Geoffrey Bedrosian
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.    Description

99.1         Press release of Ramco-Gershenson Properties Trust dated July 12, 2016.

4